Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-126573 on Form S-3, in Registration Statement No. 333-116837 on Form S-8 and in Registration Statement Nos. 333-126312 and 333-127464 on Form S-3 of Strategic Hotel Capital, Inc. of our report dated February 24, 2006, relating to the consolidated financial statements of SHC Prague InterContinental B.V. appearing in this Annual Report on Form 10-K of Strategic Hotel Capital, Inc. for the year ended December 31, 2005.

Deloitte s.r.o.

Prague, Czech Republic

March 2, 2006